UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 29, 2016

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 29, 2016, the Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company, Guthrie Joint Venture NM, LLC, a New Mexico limited liability company (“Seller”), and Ronald Guthrie (the “Shareholder”) under which (i) the Company repurchased from the Seller three operating franchises in Albuquerque, New Mexico and (ii) the parties terminated a fourth franchise agreement for an undeveloped franchise (together, the “Repurchase Transaction”) . The Company intends to operate the franchise as a Company-owned clinic.

The total consideration for the Repurchase Transaction was $430,000, $ 344,000 of which was paid in cash and $86,000 of which was funded with a promissory note.

The foregoing description of the Repurchase Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of April 29, 2016, by and among The Joint Corp., a Delaware corporation, Guthrie Joint Venture NM, LLC, a New Mexico limited liability company, and Ronald Guthrie.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016.

The Joint Corp.

By /s/John B. Richards______________________
John B. Richards
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of April 29, 2016, by and among The Joint Corp., a Delaware corporation, Guthrie Joint Venture NM, LLC, a New Mexico limited liability company, and Ronald Guthrie.